Exhibit 10.43

ASSURED GUARANTY LTD.

DESCRIPTION OF EXECUTIVE OFFICER CASH COMPENSATION

FOR 2004 AND 2005

Set forth below are the annual base salaries of the Chief Executive Officer and each of the four most highly compensated executive officers in 2004 and their increased annual base salary effective January 1, 2005, together with their bonuses for 2004.

Dominic J. Frederico

President and Chief Executive Officer, Assured Guaranty Ltd.

	Base	Bonus	Other Annual Compensation
2004	$700,000	$1,4000,000	$612,438
2005	$700,000

Robert B. Mills

Chief Financial Officer Assured Guaranty Ltd.

	Base	Bonus	Other Annual Compensation
2004	$500,000	$750,000	$10,500
2005	$500,000

Michael J. Schozer

President, Assured Guaranty Corp.

	Base	Bonus	Other Annual Compensation
2004	$350,000	$675,000	$21,338
2005	$375,000

James M. Michener

General Counsel Assured Guaranty Ltd.

	Base	Bonus	Other Annual Compensation
2004	$350,000	$550,000	$96,803
2005	$375,000

Pierre A. Samson

President, Assured Guaranty Re International Ltd.

	Base	Bonus	Other Annual Compensation
2004	$350,000	$525,000	$172,683
2005	$350,000

NOTE:  Prior to the Company’s April 28, 2004 initial public, Messrs. Frederico and Samson had an annual base salary for service with ACE Limited and its subsidiaries of $975,00 and $430,000, respectively.  In addition, Mr. Frederico received a $250,000 bonus from ACE with respect to his 2004 compensation from ACE.

In addition to the above, these officers received the following other annual compensation:

Other annual compensation for the year ended December 31, 2004 for Mr. Frederico includes home loan forgiveness as well as imputed interest on home loan of $265,189 prior to the IPO by ACE, housing allowance of $240,500 paid by ACE and the Company and taxes of $74,372 paid by ACE and the Company.  Other annual compensation for Mr. Frederico also includes club fees, car allowance, financial planning, personal travel on ACE’s corporate aircraft and family travel benefit.  Other annual compensation for the year ended December 31, 2004 for Mr. Mills includes club dues and family travel benefit.  Other annual compensation for the year ended December 31, 2004 for Mr. Schozer includes financial planning and club dues.  Other annual compensation for the year ended December 31, 2004 for Mr. Michener includes housing allowance of $71,000.  Other annual compensation for Mr. Michener also includes family travel benefit, club dues, car allowance and taxes paid by the Company.  Other annual compensation for the year ended December 31, 2004 for Mr. Samson includes housing allowance of $72,000 paid by ACE and the Company and taxes, including tax gross ups, of $79,106 paid by ACE and the Company.  Other annual compensation for Mr. Samson also includes club dues, car allowance, family travel benefit and financial planning.